Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                   GREAT NORTHERN INSURED ANNUITY CORPORATION
                                      AND
                   GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

     This Agreement and Plan of Merger (the "Agreement") is dated as of the 18th day of May, 1998, by and between Great Northern Insured Annuity Corporation, a Washington insurance corporation ("GNIAC"), and General Electric Capital Assurance Company, a Delaware insurance corporation ("GECA" or the "Surviving Corporation").

     WHEREAS, GNIAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with an authorized capital of 25,000 shares of $100.00 par value common stock ("GNIAC Common Stock"), all of which are issued and outstanding and all of which are owned by GECA; and

     WHEREAS, GECA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with an authorized capital consisting of 4,200,000 shares of Class A common stock, par value $ 1.00 per share, of which 3,521,258 are issued and outstanding, 2,000,000 shares of Class B common stock, par value $1.00 per share, of which 550,000 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which 300,000 are issued and outstanding and all of which are owned by GNA Corporation ("GNA"), a Washington corporation; and

     WHEREAS, Section 48.31.010 of the Insurance Code of Washington authorizes the merger of a domestic insurer organized under the laws of Washington into an insurer organized under the laws of another state and Section 4930 of the Delaware Insurance Code authorizes the merger of a stock insurer organized under the laws of another state into a stock insurer organized under the laws of the State of Delaware; and

     WHEREAS, GNIAC desires to merge into GECA. which will survive the merger, in a transaction structured to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the respective Boards of Directors of GECA and GNIAC deem it advisable to combine the operations of GECA and GNIAC by merging GNIAC with and into GECA;

     NOW THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of such merger and the mode of carrying it into effect, as follows:

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                                    ARTICLE I

                        MERGER AND SURVIVING CORPORATION

     1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the provisions pertaining to the merging of domestic and foreign corporations contained in the Washington Business Corporation Act and the Delaware General Corporation Law, and subject to the receipt of all required approvals of the Washington Department of Insurance and the Delaware Department of Insurance, upon the filing of all required documents with the Delaware Secretary of State and the Washington Secretary of State, at the Effective Time, as defined in Section 4.1 below, GNIAC shall be merged with and into GECA (the "Merger").

     1.2 Surviving Corporation. GECA shall be the Surviving Corporation in the Merger under the name General Electric Capital Assurance Company. At the Effective Time, the separate existence of GNIAC shall cease.

                                   ARTICLE II

                    TERMS, CONDITIONS AND EFFECTS OF MERGER

     2.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of GECA as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and may be amended from time to time after the Effective Time as provided by Delaware law.

     2.2 Bylaws. The Bylaws of GECA as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and shall not be amended by the Merger.

     2.3 Directors and Officers. The directors and officers of GECA immediately prior to the Effective Time shall continue to be the directors and officers of the Surviving Corporation until their respective successors shall have been elected and qualified as provided by the Bylaws of the Surviving Corporation and Delaware law.

     2.4 Approval by Stockholders. This Agreement has been approved by GECA, as the sole stockholder of GNIAC, and by GNA, as the sole stockholder of GECA.

     2.5 Further Action. GNIAC hereby agrees, as and when requested by the Surviving Corporation, to execute and deliver or cause to be executed and delivered all such documents, deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of GNIAC acquired or to be acquired by reason of or as a result of the Merger and otherwise to evidence or carry out the intent and purposes hereof.

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     2.6 Effects of the Merger.  (a) At the  Effective  Time,  all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, choses in action, and other assets of every kind and description of GNIAC shall, to the extent permitted by law, transfer to, vest in and devolve upon the Surviving Corporation without further act or deed.

     (b) All liens upon the property of GNIAC and all rights of creditors of GNIAC shall be preserved unimpaired as the liens upon the property and obligations of the Surviving Corporation, including, without limitation, the rights of insurance policyholders and certificate holders, and all debts, liabilities and duties of GNIAC shall become the debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

     (c) All appointments heretofore made, and in effect as of the Effective Time, by GNIAC of persons to act as its licensed agents are hereby ratified and accepted as its own by the Surviving Corporation, effective as of the Effective Time. The Surviving Corporation shall be bound by the acts of said agents in the same manner and to the same degree as was GNIAC.

                                  ARTICLE III

                              TREATMENT OF SHARES

     3.1 GECA Common Stock. Each issued and outstanding share of GECA shall not be affected by the Merger, shall continue to be outstanding at and after the Effective Time without any change and shall continue as a share of the Surviving Corporation.

     3.2 GNIAC Common Stock. At the Effective Time, all outstanding shares of GNIAC shall be cancelled without consideration.

                                   ARTICLE IV

                                 EFFECTIVE TIME

     4.1 Effective Time. The Merger shall become effective as of l2:01 a.m., January 1, 1999 (the "Effective Time").


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                                    ARTICLE V

                                 MISCELLANEOUS

     5.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time by the mutual consent of the Boards of Directors of GECA and GNIAC or by the unilateral action of either of these Boards, if the terminating Board determines, in its sole discretion, that the consummation of this Agreement is, for any reason, inadvisable. Neither GNIAC nor GECA shall have any liability to any other person by reason of the termination of this Agreement.

     5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

     5.3 Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective Boards of Directors of GECA and GNIAC, and in the case of an interpretation, the actions of such Boards of Directors shall be binding.

     5.4 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this 18th day of May, 1998.

                                      GREAT NORTHERN INSURED ANNUITY CORPORATION

                                        By:
                                           -------------------------------------

                                        Attest:
                                               ---------------------------------

                                      GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

                                        By:
                                           -------------------------------------

                                        Attest:
                                               ---------------------------------

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